EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                   NEFF CORP.,

                                       AND

                            ALEJANDRO PABLO OXENFORD

                                   ----------

                                 OCTOBER 1, 1999

                                   ----------

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                                TABLE OF CONTENTS

ARTICLE I - SALE AND PURCHASE OF SHARES...................................2

     SECTION 1.01     SALE AND PURCHASE OF COMPANY COMMON STOCK...........2
     SECTION 1.02     PURCHASE PRICE AND PAYMENT..........................2
     SECTION 1.03     TERMINATION OF SELLER'S OBLIGATIONS UNDER EARN-OUT..3
     SECTION 1.04     CURRENCY PAYMENT....................................3

ARTICLE II - CLOSING......................................................4

     SECTION 2.01     CLOSING.............................................4
     SECTION 2.02     DELIVERIES BY SELLER TO THE BUYER...................4
     SECTION 2.03     DELIVERIES BY THE BUYER TO THE SELLER...............4
     SECTION 2.04     TERMINATION IN ABSENCE OF CLOSING...................5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLER................5

     SECTION 3.01     AUTHORITY; APPROVAL AND ENFORCEABILITY..............6
     SECTION 3.02     NO PROCEEDINGS......................................6
     SECTION 3.03     BROKERAGE...........................................6
     SECTION 3.04     DISCLOSURE; DUE DILIGENCE...........................6
     SECTION 3.05     TITLE TO THE SHARES.................................7
     SECTION 3.06     NO SELLER DEFAULTS OR CONSENTS......................7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER..................7

     SECTION 4.01     AUTHORITY, APPROVAL AND ENFORCEABILITY..............7
     SECTION 4.02     NO DEFAULTS OR CONSENTS.............................8
     SECTION 4.03     NO PROCEEDINGS......................................8
     SECTION 4.04     BROKERAGE...........................................8

ARTICLE V - OBLIGATIONS PRIOR TO CLOSING..................................8

     SECTION 5.01     BUYER'S ACCESS TO INFORMATION AND ASSETS............8
     SECTION 5.02     COMPANY'S CONDUCT OF BUSINESS AND OPERATIONS........9
     SECTION 5.03     GENERAL RESTRICTIONS................................9
     SECTION 5.04     NOTICE REGARDING CHANGES............................11
     SECTION 5.05     PREFERENTIAL PURCHASE RIGHTS........................12
     SECTION 5.06     CONSENTS AND BEST EFFORTS...........................12

ARTICLE VI - CONDITIONS TO SELLER'S AND BUYER'S OBLIGATIONS...............12

     SECTION 6.01     CONDITIONS TO OBLIGATIONS OF ALL PARTIES............12
     SECTION 6.02     CONDITIONS TO OBLIGATIONS OF SELLER.................13
     SECTION 6.03     CONDITIONS TO OBLIGATIONS OF THE BUYER..............14

ARTICLE VII - SURVIVAL....................................................16

ARTICLE VIII - POST-CLOSING OBLIGATIONS...................................16

     SECTION 8.01     FURTHER ASSURANCES..................................16
     SECTION 8.02     PUBLICITY...........................................16

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ARTICLE IX - MISCELLANEOUS................................................17

     SECTION 9.01     COSTS AND EXPENSES..................................17
     SECTION 9.02     NOTICES.............................................17
     SECTION 9.03     GOVERNING LAW; VENUE................................18
     SECTION 9.04     ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS............19
     SECTION 9.05     BINDING EFFECT AND ASSIGNMENT.......................19
     SECTION 9.06     ENFORCEMENT OF AGREEMENT............................19
     SECTION 9.07     REMEDIES............................................19
     SECTION 9.08     EXHIBITS............................................19
     SECTION 9.09     MULTIPLE COUNTERPARTS...............................19
     SECTION 9.10     REFERENCES..........................................20
     SECTION 9.11     ATTORNEYS' FEES.....................................20

ARTICLE X - DEFINITIONS...................................................20

     SECTION 10.01    AFFILIATE...........................................20
     SECTION 10.02    COMPANY ASSETS......................................20
     SECTION 10.03    DAMAGES.............................................20
     SECTION 10.04    GOVERNMENTAL AUTHORITIES............................21
     SECTION 10.05    KNOWLEDGE...........................................21
     SECTION 10.06    LEGAL REQUIREMENTS..................................21
     SECTION 10.07    PERMITS.............................................21
     SECTION 10.08    PROPERTIES..........................................21

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                                LIST OF EXHIBITS

Exhibit A -- Opinion of the law firm Basilico, Fernandez Madero & Duggan.

Exhibit B -- Opinion of Baker & McKenzie.

Exhibit C -- Form of pledge agreement for the Shares.

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                            STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 1, 1999, by and among (i) NEFF CORP., a Delaware corporation (the "Seller"), and (ii) Alejandro P. Oxenford (the "Buyer").

                             PRELIMINARY STATEMENTS:

         A. On June 29, 1998, the Seller, SULLAIR ARGENTINA, S.A., a corporation organized under the laws of the Republic of Argentina (the "Company") , the Buyer and Sullair Corp. (together with the Buyer, the "Shareholders")entered into a Stock Purchase and Subscription Agreement (the "Original Purchase Agreement"), pursuant to which the Seller purchased from the Company and the Shareholders an aggregate of 58,246 shares of the capital stock of the Company, representing after such purchase 65% of the issued and outstanding shares of capital stock of the Company (the "Shares").

         B. The Buyer now desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Buyer, upon the terms and subject to the conditions set forth herein.

         C. Capitalized terms used herein which have not been defined prior to such use shall have the respective meanings given such terms in Article X hereof.

                                    AGREEMENT

         In consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

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                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

         SECTION 1.01 SALE AND PURCHASE OF COMPANY COMMON STOCK.

                  (a) On the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, transfer, convey and, subject to Section 1.02(b) hereof, deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, the Shares, representing 65% of the issued and outstanding shares of capital stock of the Company.

                  (b) To effect the transfer contemplated by Section 1.0 1(a), at the Closing, subject to Section 1.02(b) hereof, the Seller shall deliver, or cause to be delivered, to the Buyer, stock certificates representing the Shares being sold by the Seller hereunder together with a notice to the Company for transfer of the Shares to the Buyer on the books of the Company against payment therefor in accordance with Section 1.02 hereof.

         SECTION 1.02 PURCHASE PRICE AND PAYMENT.

                  (a) The aggregate purchase price for the Shares being purchased by the Buyer from the Seller (the "Purchase Price") shall be forty-two million five-hundred thousand United States dollars (U.S. $42,500,000).

                  (b) Buyer shall have the option, at its own discretion, to pay the Purchase Price in any of the following manners:

                  (i) to pay the Purchase Price entirely at Closing (the "Full-Cash Alternative"); or

                  (ii) to pay (x) at Closing, a sum not less than thirty million United States dollars (U.S. $ 30,000,000) (the "Initial Payment"); and (y) the balance thereof (U.S. $ 12,500,000 or such lesser amount if the Initial Payment exceeds U.S. $ 30,000,000), within one hundred and eighty (180) days as from the Closing (the "Final Payment") (this alternative, the "Finance Alternative").

                  (c) Buyer shall give notice to the Seller, on or prior to October 25, 1999, as to its election of the manner in which the Purchase Price shall be paid. Absent receipt of such notice within the foregoing period, it shall be understood that the Buyer has elected the Finance Alternative.

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                  (d) If the Buyer has elected the Full-Cash Alternative, at the
Closing, the Purchase Price hereunder, shall be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account or accounts designated for this purpose, at least five (5) working days prior to the Closing, by the Seller to the Buyer.

                  (e) If the Buyer has elected, or pursuant to point (c) above is deemed to have elected, the Finance Alternative, at Closing, the Buyer shall pay the Initial Payment to the Seller by wire transfer of immediately available funds to an account or accounts designated for this purpose, at least five (5) working days prior to the Closing, by the Seller to the Buyer. The Final Payment shall accrue interest at an annual rate of ten per cent. (10 %) and shall be paid by the Buyer by wire transfer of immediately available funds to an account or accounts designated for this purpose by the Seller to the Buyer. In the case the Final Payment is made by the Buyer within ninety (90) days of the Closing, no interest shall accrue on the Final Payment and Buyer's obligation shall be limited to the balance of the Purchase Price.

         SECTION 1.03 TERMINATION OF SELLER'S OBLIGATIONS UNDER EARN-OUT. As an additional consideration for the transfer of the Shares, at the Closing, all obligations whatsoever of the Seller to the Buyer, including those under the earn-out provisions of Section 1.05 of the Original Purchase Agreement, shall terminate and expire, and no payments shall be due to the Buyer. In addition, the Buyer, at the time so specified in the Original Purchase Agreement, shall pay to Sullair Corp. the proportion of the Earn-Out Payments (as defined therein) to which Sullair Corp. is entitled under the provisions of the Original Purchase Agreement, and agrees to indemnify and hold harmless the Seller from and against any claim by Sullair Corp. against the Seller for Earn-Out Payments or any portion thereof.

         SECTION 1.04 CURRENCY PAYMENT. All payments under this Agreement shall be made in freely available U.S. Dollars. In the event that payment in freely available U.S. Dollars is legally impracticable, payments hereunder shall be made in Argentine currency in the amount necessary to purchase in New York or Montevideo, the amount of U.S. Dollar denominated Argentine securities as elected by the Seller, to purchase, net of taxes, commissions and expenses, the amounts due in U.S. Dollars.

                                   ARTICLE II

                                     CLOSING

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         SECTION 2.01 CLOSING. Subject to the satisfaction of the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held at 10:00 a.m., Buenos Aires time, on November 18, 1999 or, if the conditions set forth in Sections 6.01 through 6.03 have not been satisfied or waived on such date, no later than seven
(7) days after all such conditions shall have been satisfied or waived, at the offices of Basilico, Fernandez Madero & Duggan, Marcelo T. de Alvear 684, 2(0) Piso, (1395) Buenos Aires, Argentina, unless another date or place is agreed to in writing by the parties hereto. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 11:59 p.m. Buenos Aires time on the night of the Closing Date, and all transactions described in Article I hereof shall be deemed to have occurred concurrently.

         SECTION 2.02 DELIVERIES BY SELLER TO THE BUYER. At or prior to the Closing, the Seller shall deliver to the Buyer:

                           (i) certificates representing the Shares;

                           (ii) the resignations of the members of the board of
directors of the Company pursuant to Section 6.03(e);

                           (iii) a certificate executed by the Seller to the
effect that the conditions set forth in Sections 6.03(a) through 6.03(c), have been satisfied;

                           (iv) the opinion of counsel set forth in Section
6.03(d);

                           (v) evidence of the consents required pursuant to
Section 6.03(g);

                           (vi) notice of transfer of the Shares from the Seller
addressed to the Company; and

                           (vii) in the case the Buyer has elected, or is deemed
to have elected, the Finance Alternative, an executed copy of a pledge agreement for the shares substantially in the form of Exhibit C (the "Pledge Agreement").

         SECTION 2.03 DELIVERIES BY THE BUYER TO THE SELLER.

                  (a) At or prior to the Closing, the Buyer shall deliver to the
Seller:

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                           (i) by wire transfer in immediately availa4.Me funds
to the Seller, the payment of the entire Purchase Price or the Initial Payment, as the case may be, required to be made at the Closing pursuant to Section 1.02;

                           (ii) a certified copy of all necessary action on the
Buyer's behalf approving the execution, delivery and performance of this Agreement pursuant to Section 6.02(a);

                           (iii) a certificate executed by the Buyer to the
effect that the conditions set forth in Sections 6.02(b) and 6.02(c) have been satisfied; and

                           (iv) the opinion of counsel set forth in Section
6.02(d); and

                           (v) an executed copy of the Pledge Agreement.

         SECTION 2.04 TERMINATION IN ABSENCE OF CLOSING. If by the close of business on December 31, 1999 (the "Termination Date"), the Closing has not occurred, then any party hereto may thereafter terminate this Agreement by written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any shareholder, director, officer, employee or representatives of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article II on such date; PROVIDED, HOWEVER, that any termination pursuant to this Section 2.04 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article II on such date.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer that:

         SECTION 3.01 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Seller, and the Seller has all requisite

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power and legal authority to execute and deliver this Agreement to consummate the transactions contemplated hereby and to perform its respective obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity). The execution and delivery by the Seller of this Agreement and the performance by the Seller of this Agreement in accordance with its terms and conditions will not (i) result in a violation or conflict with the by-laws of the Seller; (ii) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person; (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any statute, regulation, order, judgment or decree applicable to the Seller or to the Shares, or any instrument, contract or other agreement to which the Seller is a party or by or to which the Seller is or the Shares are bound or subject; or (iv) result in the creation of any lien or other encumbrance on the Shares.

         SECTION 3.02 NO PROCEEDINGS. No suit, action or other proceeding is pending or, to the Knowledge of the Seller, threatened before any Governmental Authority seeking to restrain the Seller or prohibit its entry into this Agreement or prohibit the Closing, or seeking damages against the Company, or its Properties, as a result of the consummation of the transactions contemplated by this Agreement.

         SECTION 3.03 BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Seller.

         SECTION 3.04 DISCLOSURE; DUE DILIGENCE. This Agreement and the Exhibits hereto, when taken as a whole with other documents and certificates furnished by the Seller to the Buyer or its counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading. The Buyer hereby states that the Buyer has been provided ample opportunity to conduct due diligence in the Company to the Buyer's satisfaction and further acknowledges that the Buyer has been responsible for the day-to-day operations of the Company since its inception and, as such has complete knowledge of the business, financial condition and prospects of the Company.

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         SECTION 3.05 TITLE TO THE SHARES. As of the Closing Date, the Seller
shall own free and clear of any lien, option or other encumbrance, and shall have full power and authority to convey free and clear of any liens or other encumbrances, the Shares being sold to the Buyer hereunder, and, upon delivery of and payment for such Shares as herein provided, the Seller will convey to the Buyer good and valid title thereto, free and clear of any lien or other encumbrance.

         SECTION 3.06 NO SELLER DEFAULTS OR CONSENTS. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not violate any provision of law or any judgment, award or decree or any indenture, agreement or other instrument to which the Seller is a party, or by which the Seller or any properties or assets of the Seller is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller. Any and all consents required to be obtained by the Seller shall be obtained and copies thereof delivered to the Buyer upon execution of this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Seller that:

         SECTION 4.01 AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Buyer and the Buyer has all requisite power and legal capacity to execute and deliver this Agreement to consummate the transactions contemplated hereby, and to perform his obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all action necessary on behalf of the Buyer. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equity remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in

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a proceeding at law or in equity).

         SECTION 4.02 NO DEFAULT OR CONSENTS. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will:

                           (i) violate any Legal Requirements applicable to the
Buyer;

                           (ii) result in the creation of any lien, charge or
other encumbrance on the shares of capital stock or any Property of the Buyer;
or

                           (iii) require the Buyer to obtain or make any waiver,
consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

         SECTION 4.03 NO PROCEEDINGS. No suit, action or other proceeding is pending or, to the Buyer's knowledge, threatened before any Governmental Authority seeking to restrain the Buyer or prohibit his entry into this Agreement or prohibit the Closing, or seeking Damages against the Buyer or his Properties as a result of the consummation of this Agreement.

         SECTION 4.04 BROKERAGE. Except for the fees that are to be paid to MBA Merchant Bankers Asociados S.A., that shall be entirely borne by the Buyer, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or the Buyer.

                                    ARTICLE V

                          OBLIGATIONS PRIOR TO CLOSING

         SECTION 5.01 BUYER'S ACCESS TO INFORMATION AND ASSETS. The Company has permitted the Buyer and its authorized employees, agents, accountants, legal counsel and other representatives, at Buyer's own expense, reasonable access to the books, records, employees, counsel, accountants, and other representatives of the Company when reasonably requested by the Buyer for the purpose of conducting an investigation of each of the Company's financial condition, corporate status, operations, business and Properties. The Company has made available to the Buyer for examination, at Buyer's own expense, certain

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documents and data relating to the Company in possession or control of, or subject to reasonable access by, the Seller or the Company and relating to the Company Assets (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates-, orders, and amendments thereto. Also, the Company has allowed the Buyer, at Buyer's own expense, access to, and the right to inspect, the Company Assets, except to the extent that such Company Assets are operated by a third-party operator, in which case the Company has used its best efforts to cause the operator of such Company Assets to allow the Buyer access to, and the right to inspect, such Company Assets. The Buyer undertakes to keep confidential all information received pursuant to this Section 5.01.

         From the date of this Agreement through the Closing:

         SECTION 5.02 COMPANY'S CONDUCT OF BUSINESS AND OPERATIONS. The Company shall keep the Buyer advised as to all material operations and proposed material operations relating to the Company or the Company Assets. The Company shall (a) conduct its business in the ordinary course, (b) use its reasonable efforts to keep available to the Company the services of present employees, (c) maintain and operate Company Assets in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all in full force and effect, (f) comply with all of the covenants contained in all such material Contracts, (g) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof and (h) comply in all material respects with all applicable Legal Requirements. Except as otherwise contemplated in this Agreement, the Company shall use its best efforts to preserve the present relationships of the Company with persons having significant business relations therewith.

         SECTION 5.03 GENERAL RESTRICTIONS. Except as otherwise expressly permitted in this Agreement, without the prior written consent of the Buyer, the Seller will not take any action which would cause the Company to:

                           (i) (x) declare, set aside or pay any dividends on,
or make any other distribution (whether in cash, stock or property) in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in view of or in substitution for shares of its capital stock, or
(z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                           (ii) issue, deliver, sell, pledge or otherwise
encumber any

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shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                           (iii) amend its By-laws;

                           (iv) acquire or agree to acquire (x) by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company, except purchases of assets in the ordinary course of business consistent with past practice;

                           (v) sell, lease, license, mortgage or otherwise
encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business consistent with past practice or (ii) pursuant to any Contract;

                           (vi) (y) incur any indebtedness for borrowed money or
guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreements to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person;

                           (vii) make or agree to make any new capital
expenditure or expenditures which, in the aggregate, are in excess of $50,000 (other than those required pursuant to currently outstanding Contracts or in the ordinary course of business consistent with past practice);

                           (viii) make any material tax election or settle or
compromise any material tax liability;

                           (ix) pay, discharge, settle or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in the accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Company's financial statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of

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or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

                           (x) except in the ordinary course of business
consistent with past practice, modify, amend or terminate any Contract;

                           (xi) except in the ordinary course of business
consistent with past practice, enter into any contracts, agreements, arrangements or understandings relating to the rental, distribution, sale or marketing by third parties of the Company's rental equipment, inventory or other products;

                           (xii) except as required to comply with applicable
law (a) adopt, enter into, terminate or amend any Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee,
(b) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (c) pay any benefit not provided for under any Plan, (d) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Plans or agreement or awards made thereunder) or
(e) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Plan. For purposes of this Agreement a "Plan" means each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options;

                           (xiii) make any change in any method of accounting or
accounting practice or policy other than those required by generally accepted accounting principles; or

                           (xiv) authorize any of, or commit or agree to take
any of, the foregoing actions.

         SECTION 5.04 NOTICE REGARDING CHANGES. The Seller shall promptly inform the Buyer in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Seller inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. The Buyer shall promptly inform the Seller in writing of any change in facts and circumstances that could

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render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

         SECTION 5.05 PREFERENTIAL PURCHASE RIGHTS. To the extent there are any parties entitled or who may become entitled to exercise preferential purchase or consent rights with respect to the transactions contemplated hereby, the Seller shall promptly obtain the agreement in writing of such parties to waive or not exercise such rights, which request and agreement shall be in form and substance reasonably satisfactory to and approved by the Buyer.

         SECTION 5.06 CONSENTS AND BEST EFFORTS. Each of the parties hereto shall use all commercially reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party and their respective representatives in order to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable hereafter, including without limitation, (i) using all commercially reasonable good faith efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, governmental entities or other persons or entities as are necessary for the consummation of the transactions contemplated by this Agreement and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated hereby as specified in Article VI of this Agreement to be fully satisfied.

                                   ARTICLE VI

                 CONDITIONS TO SELLER'S AND BUYER'S OBLIGATIONS

         SECTION 6.01 CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The respective obligations of each party to carry out the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) All filings with all Governmental Authorities required to be made in connection with the transactions contemplated hereby shall have been made, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the Closing in connection with the transactions contemplated hereby shall have been issued, and all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the Closing; PROVIDED, HOWEVER, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any other requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating settlement, any condition that would materially change or restrict the manner in which the Company or the Buyer conducts or proposes to conduct its business.

                  (b) None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Entity of competent jurisdiction (collectively, an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement.

                  (c) All notices required to be given in connection with the transactions contemplated by this Agreement shall have been duly and timely given, and there shall not be any preferential purchase rights or consent requirements with respect to the transactions contemplated by this Agreement that have not expired or been waived.

         SECTION 6.02 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of the Seller to carry out the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction, or waiver by Seller, of the following conditions:

                  (a) The Buyer shall have furnished Seller with a copy of all necessary action on its behalf approving its execution, delivery and performance of this Agreement.

                  (b) That certain Irrevocable Letter of Credit (number S-12596) for the account of Seller in favor of Buyer and Sullair Corporation, as joint beneficiaries, shall have been terminated without liability of, or recourse to, the Seller or any of Seller's Affiliates.

                  (c) All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement and except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof, and the Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by the Buyer at or prior to the Closing; PROVIDED, HOWEVER, that the Seller shall not be entitled to refuse to consummate the transactions contemplated hereby in reliance upon its own breach or failure to perform.

                  (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Seller) shall be pending or threatened before any Governmental Authority seeking to restrain the Seller or prohibit the Closing or seeking Damages against the Seller as a result of the consummation of this Agreement.

                  (e) The Seller shall have received the opinion of the law firm Basilico, Fernandez Madero & Duggan, counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller, as to the matters set forth on EXHIBIT A. In rendering such opinion, Basilico, Fernandez Madero & Duggan may rely as to factual matters on certificates of officers and directors of the Buyer and on certificates of governmental officials, and as to legal matters on opinions of other counsel reasonably acceptable to the Seller.

                  (f) The Seller shall have received written evidence in form and substance reasonably satisfactory to the Seller, of the consent to the transactions contemplated by this agreement, from all governmental, quasi governmental and private third parties which are required to be obtained prior to the Closing.

                  (g) All proceedings to be taken by the Buyer and the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Seller and its counsel, and the Seller and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (h) Sullair Corp. shall have fully released in writing the Seller of any and all of the Seller's obligations under the Earn-Out Payments under the Original Purchase Agreement.

         SECTION 6.03 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of the Buyer, to the satisfaction, or waiver by the Buyer, of the following conditions:

                  (a) The Seller shall have furnished Buyer with a copy of all necessary action on its behalf approving the execution, delivery and performance of this Agreement.

                  (b) All representations and warranties of Seller contained in this Agreement shall be true and correct in all respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, except for changes contemplated by the terms of this Agreement and except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms thereof, and the Seller shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by the Seller at or prior to the Closing; PROVIDED, HOWEVER, that the Buyer shall not be entitled to refuse to consummate the transactions contemplated hereby in reliance upon its own breach or failure to perform.

                  (c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain the Buyer or prohibit the Closing or seeking Damages against the Buyer, the Company or its Properties as a result of the consummation of this Agreement.

                  (d) The Buyer shall have received the opinion of the law firm Baker & McKenzie, counsel to the Seller, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer, as to the matters set forth on EXHIBIT B. In rendering such opinion, Baker & McKenzie may rely as to factual matters on certificates of officers, directors and shareholders of the Seller and on certificates of governmental officials, and as to legal matters on opinions of other counsel reasonably acceptable to the Buyer.

                  (e) The Buyer shall have received the resignation of all of the members of the board of directors and syndics of the Company of whom resignations are requested by the Buyer effective as of the Closing Date, irrevocably waiving any rights any such persons might have to receive any fees thereunder.

                  (f) All proceedings to be taken by the Seller in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  (g) The Buyer shall have received written evidence, in form and substance satisfactory to the Buyer, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties required to be obtained prior to the Closing.

                                   ARTICLE VII

                                    SURVIVAL

         Notwithstanding any right of the Buyer to fully investigate the affairs of the Company and notwithstanding any knowledge of the facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement, or in any certificate delivered pursuant to any of the foregoing. All representations, warranties, covenants and agreements of the Buyer and the Seller in this Agreement shall survive the execution and delivery of this Agreement and shall terminate upon and as of the second anniversary of the Closing. Subject to the foregoing limitations (i) the Seller agrees to indemnify, defend and hold harmless the Buyer from and against all losses, liabilities, damages, deficiencies, costs or expenses (including, but not limited to, interest, penalties and reasonable attorneys' fees) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement; and (ii) the Buyer agrees to indemnify, defend and hold harmless the Seller from and against all losses, liabilities, damages, deficiencies, costs or expenses (including, but not limited to, interest, penalties and a reasonable attorneys' fees) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement.

                                  ARTICLE VIII

                            POST-CLOSING OBLIGATIONS

         SECTION 8.01 FURTHER ASSURANCES. Following the Closing, each of the Buyer and Seller shall execute, or cause to be executed, and deliver, or cause to be delivered, such documents, and take, or cause to be taken, such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

         SECTION 8.02 PUBLICITY. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by the other party, and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required; PROVIDED, HOWEVER, that the Buyer shall be permitted to publicly disclose this Agreement and the transactions contemplated hereby to the extent required under applicable U.S. securities laws.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

         SECTION 9.02 NOTICES. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called "Notice") shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         SELLER:                     Neff Corp.
                                     3750 N.W. 87th Avenue
                                     Suite 400
                                     Miami, Florida 33178
                                     Attention:  Mr. Kevin Fitzgerald
                                     Telecopy No.:  (305) 513-3350

         WITH A COPY TO:

                                     Baker & McKenzie
                                     1200 Brickell Avenue, Suite 1900
                                     Miami, Florida 33131
                                     Attention:  Andrew Hulsh, Esq.
                                     Telecopy No.:  (305) 789-8953

         THE COMPANY OR ANY
         OF THE SHAREHOLDERS:        Sullair Argentina, S.A.
                                     Goncalvez Diaz 1145
                                     Buenos Aires (1276)
                                     Attention:  Alejandro Oxenford
                                     Telecopy No.:  (54-11) 4303-0626

         WITH A COPY TO:

                                     Basilico, Fernandez Madero & Duggan
                                     Marcelo T. de Alvear 684
                                     1395-Buenos Aires
                                     Attention:  Dr. Carlos Alberto Basilico
                                     Telecopy No.:  (54-11) 43 10-3919

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. All notices shall be effective upon actual receipt. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

         SECTION 9.03 GOVERNING LAW; VENUE.

         (a) The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the Republic of Argentina (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).

         (b) Each party hereto irrevocably submits to the jurisdiction of the Commercial Courts in Buenos Aires, Argentina, in any action or proceeding arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.04 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         SECTION 9.05 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party, provided, however, that nothing herein shall prohibit the assignment of the Buyer's rights to any wholly-owned subsidiary of the Buyer. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         SECTION 9.06 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Republic of Argentina having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 9.07 REMEDIES. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute, or otherwise.

         SECTION 9.08 EXHIBITS. The exhibits referred to herein are attached hereto and incorporated herein by this reference.

         SECTION 9.09 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.10 REFERENCES. Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts and specific named statutes are intended to be and shall be construed as references to United States dollars and statutes of the United States of the stated name, respectively, unless the context otherwise requires.

         SECTION 9.11 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

                                    ARTICLE X

                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in this Article X, unless otherwise defined in this Agreement.

         SECTION 10.01 AFFILIATE. The term "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "Control" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

         SECTION 10.02 COMPANY ASSETS. The term "Company Assets" shall mean, with respect to the Company, all of the Properties, Contracts, and Permits, that were Used by the Company.

         SECTION 10.03 DAMAGES. The term "Damages" shall mean any and all damages, liabilities, obligations, penalties, fines, Judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

         SECTION 10.04 GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" shall mean any nation or country and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

         SECTION 10.05 KNOWLEDGE. The term "Knowledge" shall mean the actual knowledge of a party or, in the case of the Company or the Buyer, any of their respective directors or executive officers with respect to the representation being made.

         SECTION 10.06 LEGAL REQUIREMENTS. The term "Legal Requirements", when described as being applicable to any Person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such Person or such Person's business, operations or Properties.

         SECTION 10.07 PERMITS. The term "Permits" shall mean any and all permits or orders under any Legal Requirement or otherwise granted by any Governmental Authority.

         SECTION 10.08 PROPERTIES. The term "Properties" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible).

EXECUTED as of the date first written above.

                                        SELLER:

                                        NEFF CORPORATION

                                        By:  /s/ Kevin Fitzgerald
                                             Kevin Fitzgerald, President

                                        BUYER:

                                        By:  /s/ Alejandro Oxenford
                                             Alejandro Oxenford

                                    EXHIBIT A

Legal Opinion shall address the following:

1.       Authority, approval and enforceability.

2.       Title to the Shares.

3.       Validity and perfection of security interest and pledge

                                    EXHIBIT B

Legal Opinion shall address the following:

1.       Authority, approval and enforceability.

2.       Title to the Shares.